UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2022

PARSONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-07782	95-3232481
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 Trinity Parkway, #300

Centreville, VA 20120

(Address of principal executive offices) (Zip Code)

(703) 988-8500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	PSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2022, the board of directors (the “Board”) of Parsons Corporation (the “Corporation”) unanimously appointed Matthew Ofilos as the Corporation’s Chief Financial Officer (“CFO”) effective July 25, 2022 due to the retirement of George L. Ball, who served as CFO since 2008 and will remain in an advisory capacity through September 2022. The Board also approved the appointment of Mr. Ofilos as a Section 16 officer.

Mr. Ofilos brings more than 20 years of finance experience and a proven track record of delivering profitable growth and building high-performance finance teams to the role. As executive vice president of finance, Ofilos led the company’s financial operations, including project controls, financial planning, accounting, treasury, and financial systems. Prior to joining Parsons in 2021, he led multi-billion-dollar finance organizations, including those for Amazon Web Services’ (AWS) Worldwide Public Sector and Strategic Industries businesses. Prior to AWS, he held roles of increasing responsibility at Raytheon, concluding his tenure as CFO for the Space and Command & Control businesses for the Intelligence, Information and Services segment. Mr. Ofilos holds a Master of Business Administration from Boston University and a Bachelor of Science from Babson College.

Also, July 20, 2022, the Board also unanimously elected to appoint each of Ellen Lord and George Ball to serve on the Board effective July 25, 2022. The appointments follow the retirements in April 2022 of Charles Harrington and James McGovern from the Parsons’ Board of Directors. The Board also unanimously approved increasing the size of the Board to 11 members. Ms. Lord and Mr. Ball were appointed as Class III directors, with an initial term expiring at the 2025 annual meeting of stockholders of the Corporation.

The elections of Ms. Lord and Mr. Ball follow the elections of Ms. Letitia Long, Mr. David C. Wajsgras and Mr. Darren W. McDew to the Board of Directors in 2020 and continue Parsons’ commitment to a strong Board of Directors with diverse and valuable backgrounds that align with the Corporation’s strategic priorities.

Mr. Ball joined Parsons in 1995 and served in multiple roles before being appointed CFO in 2008. He was integral in the company going public in May 2019 and the Corporation’s transformation into a technology-driven solutions company. He has also served on the boards of directors of multiple public and non-profit organizations.

Ms. Lord previously served in the U.S. Department of Defense as Under Secretary of Defense for Acquisition and Sustainment from 2017-2021, where she was responsible for all matters pertaining to acquisition; developmental testing; contract administration; logistics and materiel readiness; installations and environment; operational energy; chemical, biological, and nuclear weapons; the acquisition workforce; and the defense industrial base. She brings more than 30 years of experience in the defense industry, including having served as president and chief executive officer of Textron Systems Corporation, a subsidiary of Textron Inc., where she led a broad business supporting global defense, homeland security, aerospace, and infrastructure protection customers. She also serves on the Boards of Geost, LLC, AAR Corporation, and Voyager Space.

Pursuant to the Corporation’s Non-Employee Director Compensation Policy, Ms. Lord and Mr. Ball will be entitled to receive cash and equity compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSONS CORPORATION

Date: July 25, 2022	By:	/s/ Michael R. Kolloway
Michael R. Kolloway
Chief Legal Officer and Secretary